UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2007
Nissan Wholesale Receivables Corporation II
(Depositor)
Nissan Master Owner Trust Receivables
(Issuing Entity)

(Exact name of Registrant as Specified in its Charter)

	333-105666	65-1184628
Delaware	333-105666-01	51-6538952

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

BELLSOUTH TOWER
333 COMMERCE STREET
NASHVILLE, TENNESSEE		37201-1800

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 725-1121
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On May 23, 2007, Nissan Wholesale Receivables Corporation II (“NWRC II”), Nissan Motor Acceptance Corporation (“NMAC”), and the Issuing Entity (as hereinafter defined) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, on behalf of itself and as representative of the several underwriters (collectively, the “Underwriters”), for the issuance and sale of Series 2007-A Notes (the “Notes”) by Nissan Master Owner Trust Receivables (the “Issuing Entity”), a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of May 13, 2003, as amended and restated by the Amended and Restated Trust Agreement, dated as of July 24, 2003, and as further amended and restated as of October 15, 2003, by and between NWRC II, as transferor, and Wilmington Trust Company, as owner trustee. The Notes have an aggregate scheduled principal balance of $1,000,000,000. The Notes have been registered pursuant to the Securities Act of 1933, as amended, under a Registration Statement on Form S-3 (Commission File No. 333-139682). It is anticipated that the Notes will be issued on or about May 30, 2007.
     Attached as Exhibit 1.1 is the Underwriting Agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits
   The exhibits number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 23, 2007, among NWRC II, NMAC, the Issuing Entity and Morgan Stanley & Co. Incorporated, on behalf of itself and as a representative of the several Underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

NISSAN MASTER OWNER TRUST RECEIVABLES

By:	Nissan Wholesale Receivables Corporation II, as depositor of Nissan Master Owner Trust Receivables

	By:	/s/ Rakesh Kochhar

Name: Rakesh Kochhar
Title: Treasurer

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Rakesh Kochhar

Name: Rakesh Kochhar
Title: Treasurer
Date: May 25, 2007

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 23, 2007, among NARC II, NMAC, the Issuing Entity and Morgan Stanley & Co. Incorporated, on behalf of itself and as a representative of the several Underwriters.